Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of this [___] day of May, 2012, by and between OMNI BIO PHARMACEUTICAL, INC., a Colorado corporation (“Omni”), and [“To be determined”], as collateral agent (the “Collateral Agent”) for the benefit of the persons named on Schedule 1 hereto as may be amended from time to time (each a “Secured Party”, and together, the “Secured Parties”).

For and in consideration of the promises, covenants and agreements herein set forth, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Notes.

2.           Debt.  Omni has executed and delivered to each Secured Party a Series A Senior Secured 10% Convertible Promissory Note (each a “Note”, and collectively, the “Notes”), payable to the order of each Secured Party, providing for repayment of principal and interest at maturity as provided for therein.  The Notes, this Agreement and all other documents or agreements executed and delivered in connection therewith are hereafter collectively referred to as the “Loan Documents.” This Agreement provides the terms and conditions under which the Notes are secured by a pledge of the shares of capital stock listed on Schedule 2 hereto held by Omni (the “Pledged Shares”) and the certificates representing the Pledged Shares (collectively, the “Pledged Collateral”).

3.           Pledge.  Omni hereby pledges, assigns, and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in the Pledged Collateral.

4.           Indebtedness Secured.  The pledge and security interest granted hereby is to secure payment in full of the following (collectively, the “Indebtedness”):

(a)           Any and all amounts due under the Notes, including all principal, accrued but unpaid interest, fees and other charged provided for therein;

(b)           All costs and expenses, including reasonable attorneys’ fees, which any Secured Party incurs in connection with collection of any or all Indebtedness secured hereby or in enforcement or protection of its rights hereunder or under the Note.

5.           Delivery of Pledged Collateral.  All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Collateral Agent for the ratable benefit of the Secured Parties, and shall be accompanied by duly executed instruments of transfer or assignment in blank.

6.           Representations and Warranties of Omni.  Omni represents and warrants as of the date hereof to the Collateral Agent and each Secured Party that:

(a)           Omni and its subsidiary, Omni Bio Operating, Inc., are corporations duly organized and validly existing in good standing under the laws of the State of Colorado and have the requisite power to own their properties and to carry on their business as is now being conducted.

(b)           (i) Omni has the requisite power and authority to enter into this Agreement and the Notes, (ii) the execution and delivery of this Agreement and the Notes by Omni and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the shares of Omni’s common stock that are issuable upon conversion thereof, have been duly authorized by Omni’s board of directors and no further consent or authorization is required by Omni, (iii) this Agreement and the Notes have been duly executed and delivered by Omni, (iv) this Agreement and the Notes constitute the valid and binding obligations of Omni enforceable against Omni in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)           Omni is, at the time of delivery of the Pledged Shares to the Collateral Agent, the sole holder of record and the sole beneficial owner of the Pledged Collateral free and clear from any lien, security interest or encumbrance thereon, except for any lien created by this Agreement.

(d)           No effective financing statement covering any of the Pledged Collateral or any proceeds thereof is on file in any public office.

(e)           (i)  The execution, delivery and performance of this Agreement and the Notes by Omni will not (i) result in a violation of its Articles of Incorporation or Bylaws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Omni or its subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Omni or its subsidiary or by which any property or asset of Omni or its subsidiary is bound or affected.

(f)           To its knowledge, neither Omni nor its subsidiary is in violation of any term of or in default under its Articles of Incorporation, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Omni or its subsidiary.

(g)           The business of Omni and its subsidiary is not being conducted in violation of any material law, ordinance, or regulation of any governmental entity.

(h)           The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement, along with filing of any necessary financing statements, will create a valid lien on and a perfected security interest in the Pledged Collateral pledged by Omni, securing payment of the Indebtedness, subject to no other lien or security interest except those in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

(i)           To its knowledge, all information and statements furnished by Omni in connection with the Loan Documents are true and correct, and contain no false or misleading statements.

7.           Covenants.  Omni covenants and agrees that until the termination of this Agreement:

(a)           Omni will, at its expense, execute and deliver such other and further instruments and will do such other and further acts as in the Collateral Agent may reasonably request in order to ensure to the Collateral Agent the benefits of the liens in and to the Pledged Collateral intended to be created by this Agreement, including authorizing the Collateral Agent’s filing of any necessary financing statements, and will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such liens.

(b)           Subject to Section 8(c) of this Agreement, Omni will defend the title to the Pledged Collateral and the liens of the Collateral Agent in the Pledged Collateral against the claim of any person and will maintain and preserve such liens until the indefeasible payment in full of the Indebtedness.

8.           Omni’s Rights.  As long as no Event of Default (as defined in the Notes) shall have occurred and be continuing and until written notice of the Event of Default shall be given to the Omni by the Collateral Agent:

(a)           Omni shall be entitled to all voting rights and to give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement or the Loan Documents.

(b)           Omni shall be entitled to collect and receive for its own use all dividends and other distributions paid in respect of the Pledged Collateral.

(c)           Omni may sell, in its sole discretion, all or any portion of the Pledged Shares from time to time; provided, however, that proceeds from the sale of the Pledged Shares up to the total amount of Indebtedness shall be promptly deposited with the Collateral Agent at the time of the sale and such proceeds shall be deemed part of the Pledged Collateral.  Any proceeds from the sale of the Pledged Shares in excess of the total amount of Indebtedness shall not be part of the Pledged Collateral and may be retained and used by Omni in its sole discretion.

9.           Collateral Agent’s Right to Discharge.  At its option, Collateral Agent, on behalf of the Secured Parties, may discharge taxes, liens, assessments, security interest or other encumbrances at any time levied or placed on the Pledged Collateral, and any other charges or expenses or perform any obligation imposed upon Omni hereunder. Omni agrees to reimburse Collateral Agent on demand for any payment made, or any expense incurred by Collateral Agent pursuant to the foregoing authorization.  Until reimbursed, the amounts so advanced or expenses incurred shall be part of the Indebtedness, with interest thereon at the default rate specified in the Notes.

10.           Remedies in Event of Default.

(a)           “Event of Default” shall have the meaning as set forth in the Notes.

(b)           Sale or Distribution of Pledged Collateral.  Upon the occurrence and continuance of an Event of Default, the Collateral Agent is authorized to (i) sell, assign and deliver at its discretion, from time to time, the Pledged Collateral, on not less than ten (10) days written notice to Omni, at such price or prices and upon such terms as the Collateral Agent may deem advisable; provided, however, that the price of the Pledged Collateral shall be at least equal to the total amount of the Indebtedness, or (ii) after a good faith effort to sell the Pledged Collateral as set forth in clause (i), if the Collateral Agent is not able to consummate a sale of the Pledged Collateral within thirty (30) days after the Event of Default, the Collateral Agent shall distribute the Pledged Collateral on a ratable basis to the Secured Parties calculated as follows: (a) the Principal amount of each Secured Party’s Note, multiplied by (b) 0.09.

(c)           Rights Upon Sale.  Omni shall have no right to redeem the Pledged Collateral after any such sale or assignment. To the extent permitted by applicable law, at any such sale, any Secured Party may bid for, and become the purchaser of, the whole or any part of the Pledged Collateral offered for sale. In case of any such sale, after deducting the reasonable costs, attorneys’ fees and other reasonable expenses of sale and delivery, the remaining proceeds of such sale shall be applied to payment of the Indebtedness; provided, however, that after payment in full of the Indebtedness, the balance of the proceeds of sale then remaining shall be paid to Omni, and Omni shall be entitled to the return of any of the Pledged Collateral remaining in the hands of the Collateral Agent.  Omni agrees that in any such sale of any of the Pledged Collateral, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary (a) in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, the requirement that such prospective bidders and purchasers have certain qualifications, and the restriction of such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or (b) in order to obtain any required approval of the sale of the purchaser by any governmental regulatory authority or official, and Omni further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to Omni for any diminution in the proceeds of any sale occurring by reason of the fact that such Pledged Collateral are sold in compliance with any such limitation or restriction.

(d)           Application of Proceeds.  The proceeds of any sale of the Pledged Collateral or any part thereof, whether under and conferred or by virtue of judicial proceedings, shall be applied as follows:

(i)           To the payment of all expenses incurred by the Collateral Agent of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and attorneys’ fees;

(ii)           To the payment of the Indebtedness to the date of such payment; and

(iii)           Any surplus thereafter remaining shall be paid to Omni or its successors or assigns, as their interests shall appear.

(e)           Omni’s Waiver of Appraisement, Marshaling, Etc.  Omni, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Agreement or the sale of the Pledged Collateral or the possession thereof by any purchaser at any sale made pursuant to any provision hereof; and Omni, for them and all who may claim through or under them now or hereafter, hereby waive the benefit of all such laws.  Omni, for itself and all who may claim through or under them, waives any and all right to have the Pledged Collateral marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Collateral Agent or any court having jurisdiction to foreclose such lien may sell the Pledged Collateral as an entirety.

(f)           Costs and Expenses.  All costs and expenses for holding, preparing for distribution, preparing for sale, selling and documenting such transactions (including attorneys’ fees) incurred by the Collateral Agent in protecting and enforcing its rights hereunder, shall constitute a demand obligation owing by Omni to the Secured Parties at the effective rate of interest of the Notes, all of which shall constitute a portion of the Indebtedness.

11.           Advances by the Collateral Agent.  Each and every covenant herein contained shall be performed and kept by Omni solely at its expense.  If Omni shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Agreement, the Collateral Agent, or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same on their behalf, and Omni hereby agrees to repay such sums upon demand plus interest as a part of the Indebtedness.

12.           Defense of Claims.  Omni shall notify the Collateral Agent in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Pledged Collateral or any part thereof, and will take such action, employing attorneys reasonably acceptable to the Collateral Agent or, as may be necessary to preserve Omni’s and the Collateral Agent’s rights affected thereby; and should Omni fail or refuse to take any such action, the Collateral Agent may, upon giving prior written notice thereof to Omni take such action on behalf and in the name of Omni and at its expense.  The Collateral Agent may also take such independent action in connection therewith as it may, in its discretion, deem proper, Omni hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest, will, on demand, be reimbursed to the Collateral Agent by Omni, or any receiver appointed hereunder, and shall become part of the Indebtedness.

13.           Payment of Indebtedness and Release of Pledged Collateral.  Upon the indefeasible payment in full of the Indebtedness, the pledge created hereby shall automatically terminate and the Collateral Agent shall promptly surrender and deliver the Pledged Collateral to Omni together with all forms of transfer or assignment executed in connection therewith, and Omni shall have no further obligations hereunder.

14.           Assignment.  Omni may not assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent.  The Collateral Agent may not assign or transfer its rights or obligations hereunder without the prior written consent of Omni except during the continuance of an Event of Default.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

16.           Limitation on Interest.  No provision of this Agreement or of the Indebtedness shall require the payment or permit the collection of interest in excess of the maximum permitted by law or which is otherwise contrary to law.  If any excess of interest in such respect is herein or in the Indebtedness provided for, or shall be adjudicated to be so provided for herein or in the Indebtedness, Omni shall not be obligated to pay such excess.

17.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.           Rights Cumulative.  Each and every right, power and remedy herein given to the Collateral Agent shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Collateral Agent, and the exercise, or the beginning of the exercise, or any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.

19.           Waiver.  No delay by the Collateral Agent in exercising any power or right hereunder, and no notice or demand which may be given to or made upon Omni by the Collateral Agent with respect to any power or right hereunder, shall constitute a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power or right hereunder, without notice or demand, or prejudice of the Collateral Agent’s rights as against Omni in any respect.

20.           Amendments and Waivers.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto; provided, however, Schedules 1 and 2 of this Agreement may be revised by Omni without the consent of the Collateral Agent to add additional Secured Parties and Pledged Collateral upon issuance of additional Notes.

21.           Successors and Assigns.  This Agreement shall be binder upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

22.           Section Headings.  The section headings in this instrument are inserted for convenience and shall not be considered a part of this Agreement or used in its interpretation.

23.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original.  All counterparts shall together constitute but one and the same instrument.

24.           Notices.  Any notice, request, demand or other instrument which may be required or permitted to be given or served upon any party shall be in writing and shall be validly given or sent by certified mail, return receipt requested; or by facsimile or other electronic transmission (including email), other mail courier, or by hand-delivery receipted by the addressee, and addressed to the other party, as the case may be, at its address set for in the Notes, or to such different address as shall have been designated by written notice to the other party hereunder.  Notices shall be effective on the date sent to Omni and on the date received by the Collateral Agent.

25.           WAIVER OF JURY TRIAL.  IT IS MUTUALLY AGREED BY AND BETWEEN OMNI AND THE COLLATERAL AGENT THAT THE RESPECTIVE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT, THE NOTES AND ALL OTHER INSTRUMENTS EXECUTED IN CONNECTION THEREWITH.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OMNI BIO PHARMACEUTICAL, INC.
A Colorado corporation

By:
Robert Ogden, Chief Financial Officer

[Collateral Agent]

By:
[Name, Title]

SCHEDULE 1

Secured Parties

Name	Address	Convertible Note Principal

SCHEDULE 2

Pledged Shares

The Pledged Shares are the amount of shares of the common stock, $0.001 par value, of BioMimetix Pharmaceutical, Inc. calculated as follows: (a) the Principal amount of the Notes multiplied by (b) 0.09.  The Pledge Shares are represented by stock certificate number [_____].